UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On February 11, 2014, Heritage-Crystal Clean, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”).  The results of the voting at the Special Meeting for the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 22,000,000 to 26,000,000 were as follows:

For	16,230,393
Against	259,335
Abstain	5,570

The shareholders voted to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 22,000,000 to 26,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: February 18, 2014	By: /s/ Mark DeVita
Title: Chief Financial Officer